EXHIBIT 4.02

Freedom Finance SPC Ltd.
(Incorporated as a Special Purpose Company under the legislation of the Astana International Financial Centre)

OFFER TERMS
OF THE U.S.$200,000,000 BONDS DUE 19 DECEMBER 2028 (ISIN: KZX000001862)
ISSUED UNDER THE U.S.$1,000,000,000 PROGRAMME

The Bonds will be constituted by and have the benefit of a U.S.$1,000,000,000 Programme established by Freedom Finance SPC Ltd. valid until 31 December 2033. This document is the Offer Terms of the first Tranche issued under the Programme. The Bonds of this Tranche have been issued under the Programme and in accordance with the Acting Law of the Astana International Financial Centre. Terms used herein shall be deemed to be defined as such for the purposes of the conditions set forth in the Prospectus dated 15 December 2023. This document constitutes the Offer Terms of the Bonds described herein. This document is prepared for the purposes of the AIFC rules and must be read in conjunction with the Prospectus. Full information on the Issuer and the offer of the Bonds is only available on the basis of the combination of these Offer Terms and the Prospectus. The Offer Terms and the Prospectus have been published on the website of the Astana International Exchange at https://www.aix.kz via the AIX Regulatory Announcement Services and on the website of the Issuer at https://ffin.kz/freedombonds.

The AIX and its related companies and their respective directors, officers and employees do not accept responsibility for the content of the information included in this document including the accuracy or completeness of any information or statements included in it. Liability for this document lies with the issuer of this document and other persons such as Experts whose opinions are included in this document with their consent. Nor has AIX, its directors, officers or employees assessed the suitability of the securities to which this document relates for any particular investor or type of investor. If you do not understand the contents of this document or are unsure whether the securities are suitable for your individual investment objectives and circumstances, you should consult an authorized financial advisor.

In the case of bankruptcy or default by the Issuer the investors may not recover the amounts they are entitled to and risk losing all or part of their investment, and the investors’ liability might not be limited to the amount of the investment. Civil liability attaches only to those Persons who have tabled the summary including any translation thereof, but only where the summary is misleading, inaccurate or inconsistent, when read together with the other parts of the Prospectus, or where it does not provide, when read together with the other parts of the Prospectus, key information in order to aid investors when considering whether to invest in the Bonds.

Terms defined in the Prospectus have the same meanings in these Offer Terms unless they are expressly defined herein.

Lead Manager
Freedom Finance Global PLC

Type of Securities	Guaranteed Coupon Bonds.
Issue and trading currency	U.S. Dollar.
Aggregate principal amount	U.S.$200,000,000.
Nominal Value	U.S.$100 per Bond.
Number of Bonds offered	2,000,000 Bonds.
ISIN	KZX000001862.
Guarantee	The payment of all amounts including interest and (or) principal and (or) penalty (as defined in the Prospectus) owing by the Issuer in respect of this Tranche will be unconditionally and irrevocably guaranteed by FRHC in accordance with the guarantee agreement dated 15 December 2023 (included in Schedule 1 of this document).
Under the terms of the guarantee agreement, FRHC shall be jointly liable to the Bondholders for the Issuer’s performance of the obligations to pay off the principal amount of the Bonds, the amount of accrued interest, fees, forfeits, penalties, fines, debt recovery-related litigation fees, caused by the Issuer’s non-performance and (or) improper performance of obligations under the Bonds placed in accordance with the Offer Terms of the first Tranche and the Prospectus.
For detailed information about FRHC please see the Prospectus, 10-K annual reports and 10-Q quarterly reports of FRHC published on the AIX web site and the United States Securities and Exchange Commission.
Issue Date	19 December 2023
Maturity Date	19 December 2028
Admission to listing and trading	Applications have been made for the Bonds to be admitted to the Official List of the AIX on 19 December 2023 and to trading on the AIX on 20 December 2023
Coupon Payment Dates	Nineteenth day of every month in each year of circulation, commencing 19 January 2024.
Coupon Interest Rate	Coupon interest is payable monthly in arrears within 15 (fifteen) calendar days starting from the relevant Coupon Payment Dates.
For the first and second years of circulation of the Bonds the Coupon Interest Rate is fixed at 12% per annum.
For the third, fourth and fifth years of circulation of the Bonds the Coupon Interest Rate will be fixed and set as the sum of the Effective federal funds rate as of 10 December 2025 and a margin of 6.5% (six and a half percent), and applied to the third, fourth and fifth years of circulation of the Bonds.
For purposes of this clause the Effective federal funds rate means the Federal funds (effective) rate published on the official web site of the United States of America’s Federal Reserve (https://www.federalreserve.gov/releases/h15/).
At least three Business Days prior to the commencement of the third year of circulation of the Bonds the Issuer notifies AIX (at listings@aix.kz and MktOps@aix.kz) and announces via AIX Regulatory Announcement Services the relevant information regarding the Coupon Interest Rate applicable to the third, fourth and fifth years of circulation of the Bonds.
Offering method	Offering of the Bonds will be made through the trading system of the AIX in accordance with the AIFC Market Rules, AIX Business Rules, AIX CSD Rules, and relevant AIX market notices.
Offer period opening and closing date	The Bonds can be offered during the entire period of circulation starting from the Issue Date until the Maturity Date through the trading system of the AIX in accordance with the AIFC Market Rules, AIX Business Rules, AIX CSD Rules and relevant AIX market notices.
Allotment of the Bonds	There is no book-building. The settlement of the Bond’s transactions executed on the AIX during the entire period of circulation period is T+2 in accordance with AIX CSD Rules.

Early redemption at the Option of the Bondholders – Put Option
Within 15 (fifteen) calendar days starting from 19 December 2025 the Issuer shall, at the option of the Bondholder, upon the Bondholders giving a relevant notice to the Issuer within 30 (thirty) calendar days starting from 19 October 2025, repurchase such Bonds at 100% of their Nominal Value together with the interest accrued on the date of actual repurchase. AIX CSD Participant shall give a notice in accordance with AIX CSD Rules and Procedures on the behalf of Bondholder and contact ptd@aix.kz to provide any additional documentation that may be needed for redemption process execution.
The relevant notice of the Bondholder on partial or full repurchase of the Bonds received by the Issuer shall include the following information:
–for a legal entity: legal name of the Bondholder; business identification number (or a similar number confirming the registration as a legal entity); legal address and actual location; contact phone and email; bank account details; number of the Bonds which are subject to repurchase;
–for an individual: surname, first name, patronymic; individual identification number (or a similar registration number); number, date and authority issued the Bondholder's identity document; place of residence; contact phone and email; bank account details; number of the Bonds which are subject to repurchase.
For detailed information on notices to the Issuer please see clause 3.6 “Notices” of the Securities Notes section of the Prospectus.

Early redemption at the Option of the Issuer – Call Option	Within 15 (fifteen) calendar days starting from 19 December 2025, 19 December 2026 and 19 December 2027 the Issuer may, at its option, upon the Issuer giving a relevant notice to the Bondholders within 30 (thirty) calendar days starting from 19 October 2025, 19 October 2026 and 19 October 2027, and subject to relevant corporate approvals, redeem the Bonds in whole or in part at 100% of their Nominal Value together with the interest accrued on the date of actual redemption.
For detailed information on notices to the Bondholders see clause 3.6 “Notices” of the Securities Notes section of the Prospectus.
Estimated expenses	Estimated expenses associated with the preparation and offering of the Bonds, including listing fees, are expected to be U.S.$30,000.
Estimated net amount of proceeds	The net proceeds from the issuance are expected to amount to approximately U.S.$199,970,000 after deduction of fees and expenses related to the issuance of the Bonds.

Olga Baskakova, Director
(Name, position)
/signed/ (seal)
(Stamp and Signature)
15.12.2023
Date

COUPON CALENDAR

Number	Coupon period commencement date	Coupon period expiry date and Record Date (23:59:59 Astana time)	Coupon Payment Dates (the first day of the coupon interest payment period)	The last day of the coupon interest payment period	Coupon Interest Rate (per annum)
1	19-Dec-23	18-Jan-24	19-Jan-24	2-Feb-24	12.00%
2	19-Jan-24	18-Feb-24	19-Feb-24	4-Mar-24	12.00%
3	19-Feb-24	18-Mar-24	19-Mar-24	2-Apr-24	12.00%
4	19-Mar-24	18-Apr-24	19-Apr-24	3-May-24	12.00%
5	19-Apr-24	18-May-24	19-May-24	2-Jun-24	12.00%
6	19-May-24	18-Jun-24	19-Jun-24	3-Jul-24	12.00%
7	19-Jun-24	18-Jul-24	19-Jul-24	2-Aug-24	12.00%
8	19-Jul-24	18-Aug-24	19-Aug-24	2-Sep-24	12.00%
9	19-Aug-24	18-Sep-24	19-Sep-24	3-Oct-24	12.00%
10	19-Sep-24	18-Oct-24	19-Oct-24	2-Nov-24	12.00%
11	19-Oct-24	18-Nov-24	19-Nov-24	3-Dec-24	12.00%
12	19-Nov-24	18-Dec-24	19-Dec-24	2-Jan-25	12.00%
13	19-Dec-24	18-Jan-25	19-Jan-25	2-Feb-25	12.00%
14	19-Jan-25	18-Feb-25	19-Feb-25	5-Mar-25	12.00%
15	19-Feb-25	18-Mar-25	19-Mar-25	2-Apr-25	12.00%
16	19-Mar-25	18-Apr-25	19-Apr-25	3-May-25	12.00%
17	19-Apr-25	18-May-25	19-May-25	2-Jun-25	12.00%
18	19-May-25	18-Jun-25	19-Jun-25	3-Jul-25	12.00%
19	19-Jun-25	18-Jul-25	19-Jul-25	2-Aug-25	12.00%
20	19-Jul-25	18-Aug-25	19-Aug-25	2-Sep-25	12.00%
21	19-Aug-25	18-Sep-25	19-Sep-25	3-Oct-25	12.00%
22	19-Sep-25	18-Oct-25	19-Oct-25	2-Nov-25	12.00%
23	19-Oct-25	18-Nov-25	19-Nov-25	3-Dec-25	12.00%
24	19-Nov-25	18-Dec-25	19-Dec-25	2-Jan-26	12.00%
25	19-Dec-25	18-Jan-26	19-Jan-26	2-Feb-26	TBD[1]
26	19-Jan-26	18-Feb-26	19-Feb-26	5-Mar-26	TBD
27	19-Feb-26	18-Mar-26	19-Mar-26	2-Apr-26	TBD
28	19-Mar-26	18-Apr-26	19-Apr-26	3-May-26	TBD
29	19-Apr-26	18-May-26	19-May-26	2-Jun-26	TBD
30	19-May-26	18-Jun-26	19-Jun-26	3-Jul-26	TBD
31	19-Jun-26	18-Jul-26	19-Jul-26	2-Aug-26	TBD
32	19-Jul-26	18-Aug-26	19-Aug-26	2-Sep-26	TBD
33	19-Aug-26	18-Sep-26	19-Sep-26	3-Oct-26	TBD
34	19-Sep-26	18-Oct-26	19-Oct-26	2-Nov-26	TBD
35	19-Oct-26	18-Nov-26	19-Nov-26	3-Dec-26	TBD
36	19-Nov-26	18-Dec-26	19-Dec-26	2-Jan-27	TBD
37	19-Dec-26	18-Jan-27	19-Jan-27	2-Feb-27	TBD
38	19-Jan-27	18-Feb-27	19-Feb-27	5-Mar-27	TBD
39	19-Feb-27	18-Mar-27	19-Mar-27	2-Apr-27	TBD

40	19-Mar-27	18-Apr-27	19-Apr-27	3-May-27	TBD
41	19-Apr-27	18-May-27	19-May-27	2-Jun-27	TBD
42	19-May-27	18-Jun-27	19-Jun-27	3-Jul-27	TBD
43	19-Jun-27	18-Jul-27	19-Jul-27	2-Aug-27	TBD
44	19-Jul-27	18-Aug-27	19-Aug-27	2-Sep-27	TBD
45	19-Aug-27	18-Sep-27	19-Sep-27	3-Oct-27	TBD
46	19-Sep-27	18-Oct-27	19-Oct-27	2-Nov-27	TBD
47	19-Oct-27	18-Nov-27	19-Nov-27	3-Dec-27	TBD
48	19-Nov-27	18-Dec-27	19-Dec-27	2-Jan-28	TBD
49	19-Dec-27	18-Jan-28	19-Jan-28	2-Feb-28	TBD
50	19-Jan-28	18-Feb-28	19-Feb-28	4-Mar-28	TBD
51	19-Feb-28	18-Mar-28	19-Mar-28	2-Apr-28	TBD
52	19-Mar-28	18-Apr-28	19-Apr-28	3-May-28	TBD
53	19-Apr-28	18-May-28	19-May-28	2-Jun-28	TBD
54	19-May-28	18-Jun-28	19-Jun-28	3-Jul-28	TBD
55	19-Jun-28	18-Jul-28	19-Jul-28	2-Aug-28	TBD
56	19-Jul-28	18-Aug-28	19-Aug-28	2-Sep-28	TBD
57	19-Aug-28	18-Sep-28	19-Sep-28	3-Oct-28	TBD
58	19-Sep-28	18-Oct-28	19-Oct-28	2-Nov-28	TBD
59	19-Oct-28	18-Nov-28	19-Nov-28	3-Dec-28	TBD
60	19-Nov-28	18-Dec-28	19-Dec-28	2-Jan-29	TBD
1 The Coupon Interest Rate for the third, fourth and fifth years of circulation of the Bonds is calculated in accordance with the method described in the “Coupon Interest Rate” clause of this Offer Terms.

If any date for payment in respect of the Bonds is not a Business Day, the holder shall not be entitled to payment until the next following Business Day nor to any coupon interest or other sum in respect of such postponed payment.

For detailed information please see clause 3.1. “Payments” of the Securities Notes section of the Prospectus.

Olga Baskakova, Director
(Name, position)
/signed/ (seal)
(Stamp and Signature)
15.12.2023
Date